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                                  EXHIBIT 11


Environmental Power Corporation
Computation of Earnings Per Share
June 30, 1999

                                                                 Income                    Shares                Per Share
                                                               (Numerator)              (Denominator)             Amounts
                                                              ------------              -------------            ----------
Three Months Ended June 30, 1999:
---------------------------------
Loss available to shareholders                                $(1,225,278)                 11,406,783                $(.11)
Effect of dividends to preferred stockholders                      (1,250)
                                                              -----------                  ----------                -----
Basic EPS - loss available to common shareholders              (1,226,528)                 11,406,783                 (.11)
Effect of dilutive securities:
     Assumed exercise of dilutive stock options                                                   113
                                                              -----------                  ----------                -----
Diluted EPS - loss available to common shareholders           $(1,226,528)                 11,406,896                $(.11)
                                                              ===========                  ==========                =====

Three Months Ended June 30, 1998:
---------------------------------
Loss available to shareholders                                $  (963,721)                 11,406,783                $(.08)
Effect of dividends to preferred stockholders                      (1,250)
                                                              -----------                  ----------                -----
Basic EPS - loss available to common shareholders                (964,971)                 11,406,783                 (.08)
Effect of dilutive securities:
     Assumed exercise of dilutive stock options                                                28,360
                                                              -----------                  ----------                -----
Diluted EPS - loss available to common shareholders           $  (964,971)                 11,435,143                $(.08)
                                                              ===========                  ==========                =====

Six Months Ended June 30, 1999:
-------------------------------
Loss available to shareholders                                $  (214,477)                 11,406,783                $(.02)
Effect of dividends to preferred stockholders                      (2,500)
                                                              -----------                  ----------                -----
Basic EPS - loss available to common shareholders                (216,977)                 11,406,783                 (.02)
Effect of dilutive securities:
     Assumed exercise of dilutive stock options                                                    57
                                                              -----------                  ----------                -----
Diluted EPS - loss available to common shareholders           $  (216,977)                 11,406,840                $(.02)
                                                              ===========                  ==========                =====

Six Months Ended June 30, 1998:
-------------------------------
Loss available to shareholders                                $  (383,128)                 11,406,783                $(.03)
Effect of dividends to preferred stockholders                      (2,500)
                                                              -----------                  ----------                -----
Basic EPS - loss available to common shareholders                (385,628)                 11,406,783                 (.03)
Effect of dilutive securities:
     Assumed exercise of dilutive stock options                                                22,594
                                                              -----------                  ----------                -----
Diluted EPS - loss available to common shareholders           $  (385,628)                 11,429,377                $(.03)
                                                              ===========                  ==========                =====
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